Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Pernix Therapeutics Holdings, Inc. of our reports dated March 2, 2015, with respect to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Pernix Therapeutics Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

June 16, 2015